EXHIBIT 5
                                  June 1, 1999




Board of Directors
UCBH Holdings, Inc.
711 Van Ness Avenue
San Francisco, California 94102

         Re:  UCBH Holdings, Inc. 1998 Stock Option Plan

Ladies and Gentlemen:

         We have been requested by UCBH Holdings, Inc. (the "Company") to issue a legal opinion in connection with the registration under the Securities Act of 1933 on Form S-8 of 933,333 shares of the Company's Common Stock, $0.01 par value (the "Shares"), to be issued under the UCBH Holdings, Inc. 1998 Stock Option Plan (the "Plan"). We have made such legal and factual examinations and inquiries as we deemed advisable for the purpose of rendering this opinion. In our examination, we have assumed and have not verified (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity with the originals of all documents supplied to us as copies, and (iv) the accuracy and completeness of all corporate records and documents and of all certificates and statements of fact, in each case given or made available to us by the Company.

         Based on the foregoing and limited in all respects to Delaware law, it is our opinion that the Shares reserved under the Plan have been duly authorized and upon payment for and issuance of the Shares in the manner described in the Plan, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form S-8.

                                   Sincerely,

                                   PATTON BOGGS LLP


                                   By: /s/ Mary M. Sjoquist
                                       -----------------------
                                        Mary M. Sjoquist

                       CONSENT OF INDEPENDENT ACCOUNTANTS






We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of UCBH Holdings, Inc. of our report dated February 16, 1999 appearing on page 43 of the Annual Report to Shareholders which is incorporated in the Annual Report on Form 10-K of UCBH Holdings, Inc. for the year ended December 31, 1998.



/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Francisco, California
May 28, 1999